Exhibit 99.1

FOR IMMEDIATE RELEASE

Owens-Brockway Glass Container Inc. Commences Cash Tender Offer for Up To $250,000,000 Aggregate
Purchase Price
of Certain of its Outstanding 5.875% Senior Notes due 2023, 6.625% Senior Notes due 2027, 6.375% Senior Notes due 2025 and 5.375% Senior Notes due 2025

PERRYSBURG, Ohio (February 10, 2022) O-I Glass, Inc. (NYSE: OI) (the “Company”), announced today that Owens-Brockway Glass Container Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“OB Glass”), has commenced an offer to purchase for cash (the “Tender Offer”) up to a maximum combined aggregate purchase price of $250,000,000, excluding accrued and unpaid interest (the “Maximum Tender Amount”) of its outstanding:

•	5.875% Senior Notes due 2023 (the “2023 Notes”),
•	6.625% Senior Notes due 2027 (the “2027 Notes”)
•	6.375% Senior Notes due 2025 (the “6.375% 2025 Notes”) and
•	5.375% Senior Notes due 2025 (the “5.375% 2025 Notes” and, together with the 2023 Notes, the 2027 Notes and the 6.375% 2025 Notes, the “Notes”).

The Notes are guaranteed on a senior basis, jointly and severally, by Owens-Illinois Group, Inc. (“OI Group”) and by certain U.S. domestic subsidiaries of OI Group that are guarantors under OI Group’s senior secured credit facilities (together with OI Group, the “Guarantors”).

In addition, OB Glass will only accept for purchase a maximum aggregate principal amount of $150 million of its 2023 Notes (the “2023 Note Cap”) and a maximum aggregate principal amount of $100 million of its 2027 Notes (the “2027 Note Cap” and, together with the 2023 Note Cap, the “Series Note Caps”). Subject to the Maximum Tender Amount and the Series Note Caps, the amount of a series of Notes that is purchased in the Tender Offer will be based on the acceptance priority levels for the Notes as set forth in the table below. The Tender Offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase dated February 10, 2022 (the “Offer to Purchase”).

The early tender time is 5:00 p.m., New York City time, on February 24, 2022, unless extended with respect to any series of Notes by OB Glass in its sole discretion (the “Early Tender Time”). The Tender Offer will expire at Midnight (end of day), New York City time, on March 10, 2022, unless extended or earlier terminated (the “Expiration Time”). Holders of the Notes may withdraw their validly tendered Notes at any time prior to 5:00 p.m., New York City time, on February 24, 2022, unless extended. Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Tender Offer.

Certain information regarding the Notes and the Tender Offer is set forth in the table below:

Title of Security	CUSIP No(s)	Aggregate Principal Amount Outstanding	Series Note Caps (1)	Acceptance Priority Level	Tender Offer Consideration(2)	Early Tender Premium(3)	Total Consideration(3)(4)
5.875% Senior Notes due 2023	69073TAR4 U68337AK7	$700,000,000	$150,000,000	1	$1,015.00	$30.00	$1,045.00
6.625% Senior Notes due 2027	69073TAT0 U68337AM3	$700,000,000	$100,000,000	2	$1,027.50	$30.00	$1,057.50
6.375% Senior Notes due 2025	69073TAS2 U68337AL5	$300,000,000	N/A	3	$1,040.00	$30.00	$1,070.00
5.375% Senior Notes due 2025	690872AB2 U6S19GAC1	$300,000,000	N/A	4	$1,008.75	$30.00	$1,038.75

(1)	The 2023 Note Cap applies to the aggregate principal amount of the 2023 Notes, and the 2027 Note Cap applies to the aggregate principal amount of the 2027 Notes. Subject to the Maximum Tender Amount, there is no “series note cap” applicable to the 6.375% 2025 Notes or the 5.375% 2025 Notes.

(2)	Per $1,000 principal amount of Notes accepted for purchase in the Tender Offer (exclusive of any accrued and unpaid interest, which will be paid in addition to the Tender Offer Consideration or the Total Consideration (each as defined below), as applicable, to, but not including, the applicable Settlement Date).

(3)	Per $1,000 principal amount of Notes accepted for purchase.

(4)	Total Consideration includes the Early Tender Premium.

Consummation of the Tender Offer and payment for the tendered Notes is subject to the satisfaction or waiver of various conditions described in the Offer to Purchase. Subject to applicable law, OB Glass has reserved the right, in its sole discretion, to at any time:

•	waive any and all conditions to the consummation of the Tender Offer,
•	extend, terminate or withdraw the Tender Offer,
•	increase, decrease or waive the Maximum Tender Amount and/or one or both of the Series Note Caps, with or without extending the withdrawal deadline or
•	otherwise amend the Tender Offer in any respect.

Holders that validly tender and do not validly withdraw their Notes at or prior to the Early Tender Time and whose notes are accepted for purchase will be eligible to receive the applicable total consideration as set forth in the table above (the “Total Consideration”), which includes the applicable early tender premium as set forth in the table above (the “Early Tender Premium”). Holders of Notes that validly tender and do not validly withdraw their Notes after the Early Tender Time and at or prior to the Expiration Time and whose notes are accepted for purchase will be eligible to receive only the applicable tender offer consideration as set forth in the table above (the “Tender Offer Consideration”), which is equal to the applicable Total Consideration minus the applicable Early Tender Premium.

For Notes that have been validly tendered at or prior to the Early Tender Time and not subsequently validly withdrawn and that are accepted for purchase, OB Glass has the option for an early settlement to occur on a date to be determined by OB Glass and which is currently expected to be February 28, 2022, subject to all conditions to the Tender Offer having been satisfied or waived, unless extended or otherwise determined by OB Glass. For Notes that have been validly tendered after the Early Tender Time but prior to the Expiration Time and that are accepted for purchase, a final settlement will occur on a date to be determined by OB Glass and which is currently expected to be March 14, 2022, subject to all conditions to the Tender Offer having been satisfied or waived, unless extended or otherwise determined by OB Glass.

In addition to the Total Consideration or the Tender Offer Consideration, as applicable, all Notes accepted for purchase pursuant to the Tender Offer, will, on the applicable settlement date, also receive accrued and unpaid interest in respect of such Notes from the applicable last interest payment date to, but not including, the applicable settlement date.

Subject to the Maximum Tender Amount and the Series Note Caps, the application of the acceptance priority levels above, with “1” having the highest priority and “4” having the lowest priority, and the other terms and conditions described in the Offer to Purchase, OB Glass intends to accept for purchase all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time. As a result, if the Tender Offer is fully subscribed as of the Early Tender Time, holders that validly tender their Notes after the Early Tender Time will not have any of their Notes accepted for purchase. Notes validly tendered at or prior to the Early Tender Time will be accepted for purchase in priority to any Notes tendered after the Early Tender Time, even if such Notes tendered after the Early Tender Time have a higher acceptance priority level than the Notes tendered at or prior to the Early Tender Time. Accordingly, each holder that validly tenders Notes pursuant to the Tender Offer may have a portion of its Notes returned to it, and the amount of Notes returned will depend on the level of participation of holders in the Tender Offer. The Tender Offer may be subject to proration if the combined aggregate purchase price of Notes that is validly tendered is greater than the Maximum Tender Amount and/or the aggregate principal amount of the 2023 Notes or the 2027 Notes, as applicable, that is validly tendered is greater than the applicable Series Note Caps.

OB Glass has engaged Wells Fargo Securities, LLC to serve as the Lead Dealer Manager in connection with the Tender Offer and has appointed D.F. King & Co., Inc. to serve as the tender agent and information agent for the Tender Offer. Copies of the Offer to Purchase are available by contacting D.F. King & Co., Inc. via telephone by calling (800) 549-6746 (toll-free) or banks and brokers (212) 269-5550 or by e-mail: owens@dfking.com. Questions regarding the terms of the Tender Offer should be directed to Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4759 (collect) or via the email address liabilitymanagement@wellsfargo.com.

A copy of the Offer to Purchase is also available at the following web address: www.dfking.com/owens.

None of the Company, OB Glass, the Guarantors, Wells Fargo Securities, LLC, D.F. King & Co., Inc. nor the trustee for any series of Notes, or any of their respective affiliates, is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amounts of Notes to tender.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. This press release does not describe all the material terms of the Tender Offer, and no decision should be made by any holder on the basis of this press release. The terms and conditions of the Tender Offer are described in the Offer to Purchase, and this press release must be read in conjunction with the Offer to Purchase. The Offer to Purchase contains important information which should be read carefully before any decision is made with respect to the Tender Offer. The Tender Offer is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities. If any holder is in any doubt as to the contents of this press release, or the Offer to Purchase, or the action it should take, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, immediately from its broker, bank manager, solicitor, accountant or other independent financial, tax or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, commercial bank, trust company or other nominee must contact such entity if it wishes to tender such Notes pursuant to the Tender Offer.

About O-I Glass

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it’s also pure and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of more than 24,000 people across 70 plants in 19 countries, O-I achieved net sales of $6.4 billion in 2021.

Forward-Looking Statements

This press release contains “forward-looking” statements related to the Company within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the risk that the Plan of Reorganization for Paddock Enterprises, LLC (“Paddock”) under Chapter 11 of the Bankruptcy Code, dated January 12, 2022 (including any supplements and exhibits thereto, either in its present form or as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Plan”) may not be approved by the bankruptcy court or that other conditions necessary to implement the agreement in principle may not be satisfied, (2) the actions and decisions of participants in the bankruptcy proceeding, and the actions and decisions of third parties, including regulators, that may have an interest in the bankruptcy proceedings, (3) the terms and conditions of any reorganization plan that may ultimately be approved by the bankruptcy court, (4) delays in the confirmation or consummation of a plan of reorganization, including the Plan, due to factors beyond the Company's and Paddock's control, (5) risks with respect to the receipt of the consents necessary to effect the reorganization, (6) risks inherent in, and potentially adverse developments related to, the bankruptcy proceeding, that could adversely affect the Company and the Company's liquidity or results of operations, (7) the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto, (8) the Company's ability to obtain the benefits it anticipates from the corporate modernization, (9) the Company's ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving the Company's operating efficiency and working capital management, achieving cost savings, and remaining well-positioned to address Paddock's legacy liabilities, (10) the Company's ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (11) the Company's ability to achieve its strategic plan, (12) the Company's ability to improve its glass melting technology, known as the MAGMA program, (13) foreign currency fluctuations relative to the U.S. dollar, (14) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt on favorable terms, (15) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, natural disasters, and weather, (16) the Company's ability to generate sufficient future cash flows to ensure the Company's goodwill is not impaired, (17) consumer preferences for alternative forms of packaging, (18) cost and availability of raw materials, labor, energy and transportation, (19) consolidation among competitors and customers, (20) unanticipated expenditures with respect to data privacy, environmental, safety and health laws, (21) unanticipated operational disruptions, including higher capital spending, (22) the Company's ability to further develop its sales, marketing and product development capabilities, (23) the failure of the Company's joint venture partners to meet their obligations or commit additional capital to the joint venture, (24) the ability of the Company and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy, (25) changes in U.S. trade policies, (26) risks related to recycling and recycled content laws and regulations, (27) risks related to climate-change and air emissions, including related laws or regulations, and (28) the other risk factors discussed in the Company's filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this press release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this press release.

SOURCE: O-I Glass, Inc.

For further information, please contact:

Chris Manuel

Vice President of Investor Relations

567-336-2600

Chris.Manuel@o-i.com